UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
June 6, 2006
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Executive Officer Compensation
     On June 6, 2006, the Board of Directors (the “Board”) of Finisar Corporation (the “Company”), on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the following cash bonuses for fiscal 2006 and the following base salaries for fiscal 2007 for the following named executive officers, effective May 1, 2006:

		Annual Salary for
		Fiscal 2007, beginning	Bonus for Service in
Name	Title	May 1, 2006	Fiscal 2006
Jerry S. Rawls	President and Chief Executive Officer	$400,000	$125,000

Joseph A. Young	Senior Vice President and General Manager, Optics Division	$325,000	$75,000

David Buse	Senior Vice President and General Manager, Network Tools Division	$280,000	$75,000

Anders Olsson	Senior Vice President, Engineering	$275,000	$50,000

Stephen K. Workman	Senior Vice President, Finance, and Chief Financial Officer	$250,000	$50,000
     On the same date, the Board, on the recommendation of the Compensation Committee, approved target bonus levels for fiscal 2007 for the Company’s executive officers, such bonuses to be determined at the end of the year based on the Company’s financial performance and the achievement of the officers’ individual performance objectives. The target bonuses represent the following percentages of the executive officers’ base salaries: (i) Jerry S. Rawls, 63%; (ii) Joseph A. Young, 37%; (iii) David Buse, 36%; (iv) Anders Olsson, 33%; and (v) Stephen K. Workman, 40%.
Director Compensation
     On June 6, 2006, the Board, on the recommendation of the Nominating and Corporate Governance Committee of the Board, revised the cash compensation for non-employee directors for fiscal 2007. Each non-employee director will receive an annual retainer of $30,000, $2,000 for attendance in person at each meeting of the Board or committee (with meetings of the Board and all committees held within any 24 hour period considered to be a single meeting) and $500 for attendance at such meetings via telephone. In addition, members of the Audit Committee will receive an annual retainer of $10,000, the Chairman of the Audit Committee will receive $5,000 for annual service in such capacity, members of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an annual retainer of $5,000, and the Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee will each receive $2,500 for annual service in such capacity. Non-employee directors will continue to be reimbursed for reasonable out-of-pocket expenses incurred in attending Board or committee meetings. Finally, non-employee directors will continue to be eligible for stock options.

Option Grants to Executive Officers and Directors
     On June 6, 2006, the Board, on the recommendation of the Compensation Committee, approved grants of options to purchase shares of the Company’s common stock at an exercise price of $4.63 per share, the closing price of the common stock on the date of grant, to each of the following executive officers:

Name	Title	No. of Shares
Jerry S. Rawls	President and Chief Executive Officer	400,000

Joseph A. Young	Senior Vice President and General Manager, Optics Division	200,000

David Buse	Senior Vice President and General Manager, Network Tools Division	100,000

Anders Olsson	Senior Vice President, Engineering	100,000

Stephen K. Workman	Senior Vice President, Finance, and Chief Financial Officer	75,000
Each option will vest and become exercisable to the extent of twenty percent (20%) of the shares subject to the option on each of the first five anniversaries of the date of grant, subject to the optionee’s continued employment with the Company. The options will expire on June 6, 2016.
     On June 6, 2006, the Board, on the recommendation of the Nominating and Corporate Governance Committee, also granted options to purchase 20,000 shares of the Company’s common stock at an exercise price of $4.63 per share, the closing price of the common stock on the date of grant, to each non-employee director: Roger C. Ferguson, David C. Fries, Frank H. Levinson, Larry D. Mitchell, Robert N. Stephens and Dominique Trempont. The options granted to the non-employee directors will vest and become exercisable on the first anniversary of the date of grant, in each case subject to the optionee’s continued service as a director. The options will expire on June 6, 2016.
     Each option was granted pursuant to the Company’s 2005 Stock Incentive Plan and the standard form of option agreement used for the grant of options under such plan.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Form of Stock Option Agreement for options granted under the 2005 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 7, 2006

Finisar Corporation

By:	/s/ Stephen K. Workman

Stephen K. Workman Senior Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Stock Option Agreement for options granted under the 2005 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K Report filed on June 14, 2005)